UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

BLUE RIDGE BANKSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-39165	54-1470908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1807 Seminole Trail
Charlottesville, Virginia		22901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (540) 743-6521

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BRBS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on January 31, 2021, Blue Ridge Bankshares, Inc. (the “Company”) completed its acquisition of Bay Banks of Virginia, Inc. (“Bay Banks”) pursuant to the Agreement and Plan of Reorganization, dated as of August 12, 2020, as amended on November 6, 2020, between the Company and Bay Banks, and a related Plan of Merger. The Company has included with this filing certain historical audited financial information with respect to Bay Banks, and is filing this Current Report on Form 8-K in order to provide such historical audited financial information.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The audited consolidated balance sheets of Bay Banks as of December 31, 2020 and 2019, and the related audited consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2020, and the related notes and reports of the independent auditors thereto, are attached hereto as Exhibit 99.1 and incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Elliott Davis, PLLC.
23.2	Consent of Dixon Hughes Goodman LLP.
99.1	Audited Consolidated Financial Statements of Bay Banks of Virginia, Inc. as of and for the years ended December 31, 2020 and 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE BANKSHARES, INC.
(Registrant)

Date: May 10, 2022	By	/s/ Judy C. Gavant
Judy C. Gavant
Executive Vice President and Chief Financial Officer